Exhibit (c)(5)
Discussion Materials, dated March 14, 2010,
provided to the Special Committee by Houlihan Lokey



Sport Supply Group, Inc.

March 14, 2010

Discussion Materials for the Special Committee of the Board of Directors of Sport Supply Group, Inc.

Confidential

HOULIHAN LOKEY

www.HL.com U.S. 800.788.5300 Europe +44.20.7839.3355 China +86.10.8588.2300 Hong Kong +852.3551.2300 Japan +81.3.4577.6000

Los Angeles • New York • Chicago • San Francisco • Minneapolis • Washington, D.C. • Dallas • Atlanta • London • Paris • Frankfurt • Hong Kong • Tokyo • Beijing

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "materials"), are provided solely for the information of the Special Committee of the Board of Directors (the "Committee") of Sport Supply Group, Inc. ("SSG" or the "Company") by Houlihan Lokey in connection with the Committee's consideration of a potential transaction (the "Transaction") involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey's engagement letter. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Company nor Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee.

The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey's express prior written consent. Notwithstanding anything to the contrary set forth herein, Houlihan Lokey imposes no restrictions on the disclosure by the Company (including any of its employees, representatives or agents) of the tax treatment or tax structure of any transaction, including those portions of any materials containing such information that are provided by Houlihan Lokey to the Company; provided, however, that (a) any such information and materials shall be kept confidential to the extent necessary to comply with any applicable securities laws, and (b) the foregoing does not constitute an authorization to disclose (i) the name of, or other information that would identify, any party to any transaction, or (ii) confidential commercial, financial or structural information regarding any transaction, except to the extent relating to such tax treatment or tax structure. If the Company plans to disclose information or materials pursuant to the preceding sentence the Company shall inform those to whom it discloses any such information or materials that they may not rely upon such information or materials for any purpose without Houlihan Lokey's prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Any statement contained in the materials as to tax matters was neither written nor intended by Houlihan Lokey or any of its affiliates to be used, and cannot be used by any taxpayer, for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then such statement is being delivered to support the promotion or marketing of the transaction or matter addressed and such person should seek advice based on its particular circumstances from an independent tax advisor.

The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as expressly contemplated by Houlihan Lokey's engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. Houlihan Lokey's only opinion is the opinion, if any, that is actually delivered to the Committee. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates.

Disclaimer

The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other participant in the Transaction.

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose.

Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon representations made by management of the Company, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the date of the most recent financial statements provided to Houlihan Lokey that would be material to our analyses, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents.

The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey's affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory services to clients. Houlihan Lokey's personnel may make statements or provide advice that is contrary to information contained in the materials. Houlihan Lokey's or its affiliates' proprietary interests may conflict with the Company's interests. Houlihan Lokey may have advised, may seek to advise and may in the future advise companies mentioned in the materials.

Table of Contents

Transaction Background

Summary of Selected Transaction Terms[1]

- Parties:
  - Parent and Merger Sub – Affiliates of ONCAP Investment Partners II L.P. ("ONCAP")
  - Guarantor – ONCAP
  - Target – Sport Supply Group, Inc.
- Form of Transaction: Merger
- Form of Consideration: Cash Only
- Per Share Transaction Consideration: $13.55
- Dividend: Quarterly dividends of $0.025 per share will continue to be paid consistent with past practices until closing (but without proration)
- Rollover Shareholders/Optionholders: CBT Holdings, LLC and select members of management
- Options/Awards Treatment:
  - Options, other than Rollover Options, vest at closing
  - Restricted Stock, other than Rollover Shares, vest at closing
- Termination Fee: 3% of aggregate equity value or, under certain circumstances laid out in the Merger Agreement, 1.5% of aggregate equity value
- Reverse Termination Fee: $10,000,000
  - Amount equal to approximately 3% of aggregate equity value in the event debt financing is not available
- Limited Guarantee: ONCAP will provide a limited guarantee of the obligations of each of Parent and Sub, as defined in the Merger Agreement
- Equity Commitment: ONCAP will guarantee an equity commitment of approximately $90 million; we understand that ONCAP's share of the total equity commitment of the proposed capital structure is approximately $55 million
- Go-Shop Period: 30 days (under certain circumstances, the Go-Shop Period can be extended up to an additional 15 days)

[1] This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Transaction.
Sources: Draft, dated March [13], 2010, of the Merger Agreement; draft, dated March [13], 2010, of the Limited Guarantee, draft, dated March [10], 2010, of the Equity Commitment Letter; draft, dated March [12], 2010, of the Rollover Agreement for Adam Blumenfeld and CBT Holdings; draft, dated March [13], 2010, of the form of Voting Agreement.

Transaction Background

Transaction Value Overview

Summary of Transaction Value

(shares outstanding and dollars in millions, except per share values)

Security	Shares Outstanding[1]	Per Share Transaction Consideration	
Common Stock	14.5	$13.55	
Implied Values			
Implied Common Equity			**$196.9**
Adjustments:			
Debt[2]			6.9
Cash[2]			(3.1)
Additional Liabilities (Net of Tax)[3]			0.8
Cash from Options[4]			(18.0)
Implied Enterprise Value			**$183.6**
Implied Transaction Multiples			
Adjusted EBITDA			
LTM 12/31/2009			6.9x
NFY 2010			6.6x
NFY+1 2011			6.2x

Implied Premiums to Historical Stock Trading Prices

Period Prior to 03/13/2010	Average Closing Stock Price	Implied Premium of Per Share Transaction Consideration over Average Closing Stock Price
1 Trading Day	$13.53	0.1%
5 Trading Days	$12.93	4.8%
10 Trading Days	$12.64	7.2%
1 Month	$12.44	8.9%
3 Month	$12.16	11.4%
6 Month	$11.29	20.0%
1 Year	$9.49	42.7%
52 Week Closing High	$13.53	0.1%
52 Week Closing Low	$4.70	188.3%

1. Based on 14,533,787 shares outstanding; includes common shares of 12,454,015, restricted shares of 47,465, and options of 2,032,307 as of 12/31/09, as provided by Management.
2. Per Management, as of 12/31/09. Total Debt excludes change in control payments of $5.6 million; cash includes $1.1 million proceeds, including tax benefit from contemplated sale of Team Print.
3. Per Management, additional liabilities include remaining payments (net of tax) for Senlac Lease Expiration and CMR Contract Expiration.
4. Per Management.

NFY refers to the next fiscal year for which financial information has not been made public.
NFY +1 refers to the fiscal year following NFY.
Source: Public filings and Capital IQ.

Trading Data

1-Year Stock Trading History

1-Year Common Stock Price & Volume History


Closing Stock Price (US $)
Daily Volume (millions)
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
5/12/09 – SSG reports Q3 EPS of $0.27 per share.
6/30/09 – SSG acquires team sports division of Gus Doerner Sports.
8/27/09 – SSG reports record Q4 EPS of $0.18 per share; record FY09 EPS of $0.86 per share.
2/3/10 – SSG reports Q2 EPS of $0.07 per share.
7/30/09 – SSG acquires team sports assets of Har-Bell Athletic Goods.
11/4/09 – SSG announces record Q1 EPS of $0.37 per share; sales growth of 5.3%.
6/24/09 – SSG acquires assets of Webster's Team Sports.
03/12/09
04/11/09
05/11/09
06/10/09
07/10/09
08/09/09
09/08/09
10/08/09
11/07/09
12/07/09
01/06/10
02/05/10
03/07/10
Daily Volume (000s)
Closing Stock Price (US $)
Per Share Transaction Consideration (US $)

Source: Capital IQ.

5-Year Stock Trading History

5-Year Common Stock Price & Volume History



Closing Stock Price (US $)
Daily Volume (millions)
Five-Year Closing High: $13.53
Five-Year Closing Low: $4.70
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
3.0
2.5
2.0
1.5
1.0
0.5
0.0
03/13/05
06/11/05
09/09/05
12/08/05
03/08/06
06/06/06
09/04/06
12/03/06
03/03/07
06/01/07
08/30/07
11/28/07
02/26/08
05/26/08
08/24/08
11/22/08
02/20/09
05/21/09
08/19/09
11/17/09
02/15/10
Daily Volume (000s)
Closing Stock Price (US $)
Per Share Transaction Consideration (US $)

Source: Capital IQ.

Trading Snapshot

SSG Trading Indications

(figures in millions, except per share and daily trading data)

Trading Snapshot

Stock Price as of 3/12/2010	$13.53	90-day Average Daily Trading Volume	35,651
52-week High	$13.99	90-day Average Daily Trading Value	$417,175
52-week Low	$4.53	Analyst Coverage	2
Stock Price as of 3/12/2010 as a % of 52-week High	97%		
Stock Price as of 3/12/2010	$13.53	Total Public Float (3)	
Diluted Common Shares Outstanding (1)	13.2	% of Total Shares Outstanding	61.6%
Market Value of Equity	**$178.0**		
Add: Total Debt (2)	6.9	Institutional Holdings (3)	
Less: Cash (2)	3.1	% of Total Shares Outstanding	50.9%
Total Enterprise Value	**$181.8**	% of Total Public Float	82.6%

Adjusted Multiples	LTM (12/31/09)	NFY (6/30/10)	NFY+1 (6/30/11)
Revenue	$256.5	$268.0	$293.5
Adjusted EBITDA	$26.7	$27.9	$29.4
TEV / Revenue	0.7x	0.7x	0.6x
TEV / Adjusted EBITDA	6.8x	6.5x	6.2x

1. Includes 12,454,015 shares outstanding and 702,228 options (calculated using the treasury stock method); excludes 47,465 restricted shares as of 12/31/09 as provided by Management.
2. As of 12/31/09 per Management. Total Debt excludes change in control payments of $5.6 million. Cash includes $1.1 million proceeds, including tax benefit from contemplated sale of Team Print.
3. Excludes shares owned by Carlson Capital, L.P. and CBT Holdings, LLC.

Source: Capital IQ, Bloomberg and Management

Ownership Summary

Insider / Individual Holdings (as of 10/7/09)

Name	Shares[1]	% of Total
Adam Blumenfeld	265,658	2.1%
Jeff Davidowitz	134,600	1.1%
Wiliam H. Watkins Jr.	49,801	0.4%
Terrence M. Babilla	18,695	0.1%
John Pitts	6,281	0.1%
Tevis Martin	5,426	0.0%
Richard Ellman	4,598	0.0%
William M. Lockhart	2,304	0.0%
Other Executive Officers and Directors	3,426	0.0%
All Directors, Nominees and Executive Officers	**490,789**	**3.9%**

[1] Excludes shares underlying options (639,959 shares).
Source: Proxy dated 10/7/09.

Analyst Coverage

Firm Name	Recommendation	Date	Target Price
D.A. Davidson	Buy	3/9/2010	$16.00
JMP Securities	Market Outperform	2/4/2010	$14.00

Source: Bloomberg.

Top Five Shareholders (as of 12/31/09)

Name	Shares	% of Total
Carlson Capital, L.P.	2,709,600	21.7%
CBT Holdings, LLC	2,044,072	16.4%
Wellington Management Company L.L.P.	831,519	6.7%
Dimensional Fund Advisors LP	777,451	6.2%
Knowledge Investment Partners, LLC	499,700	4.0%
Total	**6,862,342**	**54.9%**

Source: Capital IQ.

Float Analysis (as of 3/12/10)

Float: 7.7 mm **Shares Out: 12.5 mm**

Average Trading Volume		% of Float	% of Shares Out
5-day Average:	77,178	*1.002%*	*0.617%*
30-day Average:	39,727	*0.516%*	*0.318%*
90-day Average:	35,651	*0.463%*	*0.285%*
180-day Average:	39,050	*0.507%*	*0.312%*

Source: Capital IQ.

1-Year Relative Stock Performance

Company vs. Selected Companies, S&P 500 Index & IWM Index


3/12/2009 to 3/12/2010:
Sport Supply Group: 167.4%
Catalog/ Specialty Distribution Companies[1]: 96.0%
Sporting Goods Retail Companies[1]: 89.4%
IWM Index: 73.8%
S&P 500 Index: 53.2%
Indexed Prices
275.0%
250.0%
225.0%
200.0%
175.0%
150.0%
125.0%
100.0%
75.0%
50.0%
3/12/2009
4/12/2009
5/12/2009
6/12/2009
7/12/2009
8/12/2009
9/12/2009
10/12/2009
11/12/2009
12/12/2009
1/12/2010
2/12/2010
3/12/2010
S&P 500 Index
Sport Supply Group, Inc
Sporting Goods Retail
Catalog / Specialty Distribution
IWM Index

[1] Sporting Goods Retail Companies include Big 5 Sporting Goods Corporation, Cabela's, Inc., Dick's Sporting Goods, Inc., Golfsmith International Holdings, Inc. and Hibbett Sports, Inc. Catalog / Specialty Distribution Companies include Insight Enterprises, Inc., PC Mall, Inc., School Specialty Inc., Systemax, Inc. and Virco Manufacturing Corporation.
Source: Capital IQ.

Relative Stock Performance Post-Acquisition

Company vs. Selected Companies, S&P 500 Index & IWM Index


11/14/2006 to 3/12/2010:
Sport Supply Group: 37.1%
IWM Index: -13.3%
S&P 500 Index: -17.5%
Sporting Goods Retail Companies[1]: -23.7%
Catalog/ Specialty Distribution Companies[1]: -23.9%
Indexed Prices
200.0%
175.0%
150.0%
125.0%
100.0%
75.0%
50.0%
25.0%
0.0%
11/14/2006
2/14/2007
5/14/2007
8/14/2007
11/14/2007
2/14/2008
5/14/2008
8/14/2008
11/14/2008
2/14/2009
5/14/2009
8/14/2009
11/14/2009
2/14/2010
S&P 500 Index
Sport Supply Group, Inc
Sporting Goods Retail
Catalog / Specialty Distribution
IWM Index

[1] *Sporting Goods Retail Companies include Big 5 Sporting Goods Corporation, Cabela's, Inc., Dick's Sporting Goods, Inc., Golfsmith International Holdings, Inc. and Hibbett Sports, Inc. Catalog / Specialty Distribution Companies include Insight Enterprises, Inc., PC Mall, Inc., School Specialty Inc., Systemax, Inc. and Virco Manufacturing Corporation.*

Source: Capital IQ.

Note: Collegiate Pacific, Inc. (NKA Sport Supply Group) acquired Sport Supply Group on November 13, 2006.

Financial Analysis

Financial Analyses Summary

Implied Per Share Equity Value Reference Range[1]


$17.50
$15.00
$12.50
$10.00
$7.50
Price Per Share
$14.70
$12.86
$14.38
$12.46
$14.70
$12.86
$15.19
$12.33
$13.92
$11.35
$14.29
$11.61
Per Share Transaction Consideration of $13.55
Current Price Per Share of $13.53 as of 3/12/10
Selected Companies Analysis
6.5x - 7.5x LTM ended 12/31/09 Adjusted EBITDA
Selected Companies Analysis
6.0x - 7.0x NFY 2010 Adjusted EBITDA
Selected Transactions Analysis
6.5x - 7.5x LTM ended 12/31/09 Adjusted EBITDA
Discounted Cash Flow Analysis - Projections
Discounted Cash Flow Analysis - Alternative Growth Projections (A)
Discounted Cash Flow Analysis - Alternative Growth Projections (B)
Discount Rate: 12.0% - 14.0%
Perpetuity Growth Rate: 2.25% - 2.75%

[1] No particular weight was attributed to any analysis. Based on common shares outstanding of 12,454,015, restricted shares of 47,465, and options at various prices as of 12/31/09, as provided by Management. Total Debt of approximately $6.9 million excludes change in control payments of $5.6 million; cash of approximately $3.1 million includes $1.1 million proceeds, including tax benefit from contemplated sale of Team Print as of 12/31/09, as provided by Management. Net debt also includes cash from options at various prices and additional liabilities of approximately $0.8 million include remaining payments (net of tax) for Senlac Lease Expiration and CMR Contract Expiration.

Financial Analyses Summary (cont.)

(shares outstanding and dollars in millions, except per share values)

	Selected Companies Analysis		Selected Companies Analysis		Selected Transactions Analysis		Discounted Cash Flow Analysis		Discounted Cash Flow Analysis		Discounted Cash Flow Analysis	
	LTM Ended 12/31/2009 Adjusted EBITDA		NFY 2010 Adjusted EBITDA		LTM Ended 12/31/2009 Adjusted EBITDA		Projections		Alternative Growth Projections (A)		Alternative Growth Projections (B)	
Adjusted EBITDA	$26.7		$27.9		$26.7							
Selected Multiples Range	6.5x	7.5x	6.0x	7.0x	6.5x	7.5x						
Implied Enterprise Value from Operations Reference Range	$173.6	$200.3	$167.7	$195.6	$173.6	$200.3	$165.9	$207.5	$151.7	$189.0	$155.4	$194.3
Add: Cash and Cash Equivalents as of 12/31/2009[1]	$3.1	$3.1	$3.1	$3.1	$3.1	$3.1	$3.1	$3.1	$3.1	$3.1	$3.1	$3.1
Add: Other[2]	$16.6	$18.9	$16.6	$18.9	$16.6	$18.9	$16.6	$18.9	$16.6	$17.2	$16.6	$17.2
Implied Total Enterprise Value Reference Range	$193.3	$222.3	$187.4	$217.7	$193.3	$222.3	$185.6	$229.5	$171.4	$209.3	$175.1	$214.6
Less: Total Debt as of 12/31/2009[1]	$6.9	$6.9	$6.9	$6.9	$6.9	$6.9	$6.9	$6.9	$6.9	$6.9	$6.9	$6.9
Implied Total Equity Value Reference Range	$186.4	$215.4	$180.5	$210.7	$186.4	$215.4	$178.6	$222.6	$164.5	$202.4	$168.2	$207.6
Shares Outstanding[3]	14.5	14.7	14.5	14.7	14.5	14.7	14.5	14.7	14.5	14.5	14.5	14.5
Implied Per Share Reference Range	$12.86	$14.70	$12.46	$14.38	$12.86	$14.70	$12.33	$15.19	$11.35	$13.92	$11.61	$14.29

[1] As of 12/31/09. Total Debt excludes change in control payments of $5.6 million. Cash includes $1.1 million proceeds, including tax benefit from contemplated sale of Team Print.
[2] Includes cash from options and additional liabilities include remaining payments (net of tax) for Senlac Lease Expiration and CMR Contract Expiration.
[3] Based on common shares outstanding of 12,454,015, restricted shares of 47,465, and options at various prices as of 12/31/09, as provided by Management.

Selected Historical and Projected Financial Data - Projections

(dollars in millions)

	June 30, 2007	June 30, 2008	June 30, 2009	LTM Ended 12/31/2009	June 30, 2010E	June 30, 2011E	June 30, 2012E	June 30, 2013E	June 30, 2014E	CAGR[1] 5-yr
Revenue	**$236.9**	**$251.4**	**$250.2**	**$256.5**	**$268.0**	**$293.5**	**$321.9**	**$338.0**	**$354.9**	**7.2%**
Revenue Growth %	*5.6%*	*6.1%*	*-0.5%*	*1.1%*	*7.1%*	*9.5%*	*9.7%*	*5.0%*	*5.0%*	
Less: Cost of Goods Sold	153.3	160.3	160.6	164.5	171.6	187.1	204.4	214.8	225.5	
Gross Profit	$83.6	$91.1	$89.7	$92.0	$96.5	$106.3	$117.5	$123.2	$129.4	
Gross Margin %	*35.3%*	*36.2%*	*35.8%*	*35.9%*	*36.0%*	*36.2%*	*36.5%*	*36.5%*	*36.5%*	
Less: Selling, General & Administrative Expenses	70.9	71.4	68.7	70.5	74.1	79.9	83.6	87.9	92.3	
Add: Depreciation & Amortization	3.5	3.9	2.8	2.7	2.6	2.6	2.9	2.9	2.9	
EBITDA	**$16.2**	**$23.6**	**$23.8**	**$24.1**	**$25.0**	**$29.1**	**$36.8**	**$38.3**	**$40.0**	**11.0%**
EBITDA Margin %	*6.8%*	*9.4%*	*9.5%*	*9.4%*	*9.3%*	*9.9%*	*11.4%*	*11.3%*	*11.3%*	
Add: Total Adjustments[2]	0.3	0.7	0.5	2.6	3.0	0.4	(0.4)	0.0	0.0	
Adjusted EBITDA	**$16.4**	**$24.3**	**$24.3**	**$26.7**	**$27.9**	**$29.4**	**$36.4**	**$38.3**	**$40.0**	**10.5%**
EBITDA Margin %	*6.9%*	*9.7%*	*9.7%*	*10.4%*	*10.4%*	*10.0%*	*11.3%*	*11.3%*	*11.3%*	
Less: Depreciation & Amortization	3.5	3.9	2.8	2.7	2.6	2.6	2.9	2.9	2.9	
Adjusted EBIT	**$12.9**	**$20.4**	**$21.5**	**$24.0**	**$25.3**	**$26.8**	**$33.5**	**$35.4**	**$37.1**	**11.5%**
EBIT Margin %	*5.5%*	*8.1%*	*8.6%*	*9.4%*	*9.5%*	*9.1%*	*10.4%*	*10.5%*	*10.5%*	

Footnotes:

(1) CAGR refers to Compound Annual Growth Rate.

(2) Total Adjustments:

Stock Compensation (SFAS 123R)	$0.0	$0.5	$1.2	$2.0	$2.1	$1.0	$0.4	$0.0	$0.0
Executive Bonus*	0.0	0.0	0.0	(0.6)	(0.6)	(0.6)	(0.8)	0.0	0.0
Failed Acquisition Costs	0.0	0.0	0.0	0.1	0.1	0.0	0.0	0.0	0.0
Reversal of SG&A	0.0	0.0	(0.9)	(0.9)	0.0	0.0	0.0	0.0	0.0
Senlac Lease Expiration	0.3	0.3	0.3	0.3	0.3	0.0	0.0	0.0	0.0
CMR Contract Expiration	0.0	0.0	0.0	0.8	0.8	0.0	0.0	0.0	0.0
Discontinuation of Team Print	0.0	0.0	0.0	0.4	0.2	0.0	0.0	0.0	0.0
Amazon Credit	0.0	0.0	0.0	0.1	0.1	0.0	0.0	0.0	0.0
DOKS Adjustment	0.0	0.0	0.0	0.4	0.0	0.0	0.0	0.0	0.0
Total Adjustments	**$0.3**	**$0.7**	**$0.5**	**$2.6**	**$3.0**	**$0.4**	**($0.4)**	**$0.0**	**$0.0**

* Executive bonus adjustment in 2011E and 2012E assumed to grow with EBITDA prior to any adjustment for executive compensation.

Sources: Historical information from public filings and Management. The Projections for the fiscal years ended June 30, 2010, June 30, 2011 and June 30, 2012 were prepared and provided to us by management of the Company and the financial projections with respect to the future financial performance of the Company for the fiscal years ended June 30, 2013 and June 30, 2014 were based on discussions with management of the Company.

Selected Historical and Projected Financial Data – Alternative Growth Projections A

(dollars in millions)

	June 30, 2007	June 30, 2008	June 30, 2009	LTM Ended 12/31/2009	June 30, 2010E	June 30, 2011E	June 30, 2012E	June 30, 2013E	June 30, 2014E	CAGR[1] 5-yr
Revenue	**$236.9**	**$251.4**	**$250.2**	**$256.5**	**$268.0**	**$276.1**	**$284.3**	**$292.9**	**$301.7**	**3.8%**
Revenue Growth %	*5.6%*	*6.1%*	*-0.5%*	*1.1%*	*7.1%*	*3.0%*	*3.0%*	*3.0%*	*3.0%*	
Less: Cost of Goods Sold	153.3	160.3	160.6	164.5	171.6	176.7	182.0	187.5	193.1	
Gross Profit	$83.6	$91.1	$89.7	$92.0	$96.5	$99.4	$102.3	$105.4	$108.6	
Gross Margin %	*35.3%*	*36.2%*	*35.8%*	*35.9%*	*36.0%*	*36.0%*	*36.0%*	*36.0%*	*36.0%*	
Less: Selling, General & Administrative Expenses	70.9	71.4	68.7	70.5	74.1	72.8	74.6	76.4	78.2	
Add: Depreciation & Amortization	3.5	3.9	2.8	2.7	2.6	2.6	2.9	2.9	2.9	
EBITDA	**$16.2**	**$23.6**	**$23.8**	**$24.1**	**$25.0**	**$29.1**	**$30.7**	**$31.9**	**$33.3**	**7.0%**
EBITDA Margin %	*6.8%*	*9.4%*	*9.5%*	*9.4%*	*9.3%*	*10.6%*	*10.8%*	*10.9%*	*11.0%*	
Add: Total Adjustments[2]	0.3	0.7	0.5	2.6	3.0	0.0	0.0	0.0	0.0	
Adjusted EBITDA	**$16.4**	**$24.3**	**$24.3**	**$26.7**	**$27.9**	**$29.1**	**$30.7**	**$31.9**	**$33.3**	**6.5%**
EBITDA Margin %	*6.9%*	*9.7%*	*9.7%*	*10.4%*	*10.4%*	*10.6%*	*10.8%*	*10.9%*	*11.0%*	
Less: Depreciation & Amortization	3.5	3.9	2.8	2.7	2.6	2.6	2.9	2.9	2.9	
Adjusted EBIT	**$12.9**	**$20.4**	**$21.5**	**$24.0**	**$25.3**	**$26.5**	**$27.8**	**$29.0**	**$30.4**	**7.1%**
EBIT Margin %	*5.5%*	*8.1%*	*8.6%*	*9.4%*	*9.5%*	*9.6%*	*9.8%*	*9.9%*	*10.1%*	

Footnotes:

(1) CAGR refers to Compound Annual Growth Rate.

(2) Total Adjustments:

Stock Compensation (SFAS 123R)	$0.0	$0.5	$1.2	$2.0	$2.1	$0.0	$0.0	$0.0	$0.0
Executive Bonus	0.0	0.0	0.0	(0.6)	(0.6)	0.0	0.0	0.0	0.0
Failed Acquisition Costs	0.0	0.0	0.0	0.1	0.1	0.0	0.0	0.0	0.0
Reversal of SG&A	0.0	0.0	(0.9)	(0.9)	0.0	0.0	0.0	0.0	0.0
Senlac Lease Expiration	0.3	0.3	0.3	0.3	0.3	0.0	0.0	0.0	0.0
CMR Contract Expiration	0.0	0.0	0.0	0.8	0.8	0.0	0.0	0.0	0.0
Discontinuation of Team Print	0.0	0.0	0.0	0.4	0.2	0.0	0.0	0.0	0.0
Amazon Credit	0.0	0.0	0.0	0.1	0.1	0.0	0.0	0.0	0.0
DOKS Adjustment	0.0	0.0	0.0	0.4	0.0	0.0	0.0	0.0	0.0
Total Adjustments	**$0.3**	**$0.7**	**$0.5**	**$2.6**	**$3.0**	**$0.0**	**$0.0**	**$0.0**	**$0.0**

Source: Alternative Growth Projections (A) and Alternative Growth Projections (B) were prepared at the request of the Committee and reflect certain adjustments to the assumptions underlying the Projections, which adjustments were provided by the Committee.

Selected Historical and Projected Financial Data – Alternative Growth Projections B

(dollars in millions)

	June 30, 2007	June 30, 2008	June 30, 2009	LTM Ended 12/31/2009	June 30, 2010E	June 30, 2011E	June 30, 2012E	June 30, 2013E	June 30, 2014E	CAGR[1] 5-yr
Revenue	**$236.9**	**$251.4**	**$250.2**	**$256.5**	**$268.0**	**$268.0**	**$284.1**	**$301.2**	**$310.2**	**4.4%**
Revenue Growth %	*5.6%*	*6.1%*	*-0.5%*	*1.1%*	*7.1%*	*0.0%*	*6.0%*	*6.0%*	*3.0%*	
Less: Cost of Goods Sold	153.3	160.3	160.6	164.5	171.6	171.6	181.9	192.8	198.6	
Gross Profit	$83.6	$91.1	$89.7	$92.0	$96.5	$96.5	$102.2	$108.4	$111.6	
Gross Margin %	*35.3%*	*36.2%*	*35.8%*	*35.9%*	*36.0%*	*36.0%*	*36.0%*	*36.0%*	*36.0%*	
Less: Selling, General & Administrative Expenses	70.9	71.4	68.7	70.5	74.1	71.1	74.5	78.1	80.0	
Add: Depreciation & Amortization	3.5	3.9	2.8	2.7	2.6	2.6	2.9	2.9	2.9	
EBITDA	**$16.2**	**$23.6**	**$23.8**	**$24.1**	**$25.0**	**$27.9**	**$30.6**	**$33.2**	**$34.5**	**7.8%**
EBITDA Margin %	*6.8%*	*9.4%*	*9.5%*	*9.4%*	*9.3%*	*10.4%*	*10.8%*	*11.0%*	*11.1%*	
Add: Total Adjustments[2]	0.3	0.7	0.5	2.6	3.0	0.0	0.0	0.0	0.0	
Adjusted EBITDA	**$16.4**	**$24.3**	**$24.3**	**$26.7**	**$27.9**	**$27.9**	**$30.6**	**$33.2**	**$34.5**	**7.3%**
EBITDA Margin %	*6.9%*	*9.7%*	*9.7%*	*10.4%*	*10.4%*	*10.4%*	*10.8%*	*11.0%*	*11.1%*	
Less: Depreciation & Amortization	3.5	3.9	2.8	2.7	2.6	2.6	2.9	2.9	2.9	
Adjusted EBIT	**$12.9**	**$20.4**	**$21.5**	**$24.0**	**$25.3**	**$25.3**	**$27.7**	**$30.3**	**$31.6**	**8.0%**
EBIT Margin %	*5.5%*	*8.1%*	*8.6%*	*9.4%*	*9.5%*	*9.5%*	*9.8%*	*10.1%*	*10.2%*	

Footnotes:

(1) CAGR refers to Compound Annual Growth Rate.

(2) Total Adjustments:

Stock Compensation (SFAS 123R)	$0.0	$0.5	$1.2	$2.0	$2.1	$0.0	$0.0	$0.0	$0.0
Executive Bonus	0.0	0.0	0.0	(0.6)	(0.6)	0.0	0.0	0.0	0.0
Failed Acquisition Costs	0.0	0.0	0.0	0.1	0.1	0.0	0.0	0.0	0.0
Reversal of SG&A	0.0	0.0	(0.9)	(0.9)	0.0	0.0	0.0	0.0	0.0
Senlac Lease Expiration	0.3	0.3	0.3	0.3	0.3	0.0	0.0	0.0	0.0
CMR Contract Expiration	0.0	0.0	0.0	0.8	0.8	0.0	0.0	0.0	0.0
Discontinuation of Team Print	0.0	0.0	0.0	0.4	0.2	0.0	0.0	0.0	0.0
Amazon Credit	0.0	0.0	0.0	0.1	0.1	0.0	0.0	0.0	0.0
DOKS Adjustment	0.0	0.0	0.0	0.4	0.0	0.0	0.0	0.0	0.0
Total Adjustments	**$0.3**	**$0.7**	**$0.5**	**$2.6**	**$3.0**	**$0.0**	**$0.0**	**$0.0**	**$0.0**

Source: Alternative Growth Projections (A) and Alternative Growth Projections (B) were prepared at the request of the Committee and reflect certain adjustments to the assumptions underlying the Projections, which adjustments were provided by the Committee.

Selected Companies Analysis [1]

Sporting Goods Retail Companies

(dollars in millions, except per share values)

	Share Price[4]	Equity Market Value[4,5]	Enterprise Value[4,5]	Enterprise Value[2] to Adjusted EBITDA[3] LTM[6]	NFY[7]	NFY+1[8]
Dick's Sporting Goods Inc.	$26.00	$3,121.0	$3,154.3	8.9x	9.5x	8.5x
Cabela's Inc.	$17.01	$1,152.9	$966.9	4.0x	4.3x	3.9x
Hibbett Sports, Inc.	$25.03	$728.8	$704.3	10.9x	11.5x	10.3x
Big 5 Sporting Goods Corp.	$15.71	$342.3	$395.7	6.6x	6.2x	5.7x
Golfsmith International Holdings Inc.	$2.94	$47.7	$80.0	9.3x	5.6x	NA
Low				4.0x	4.3x	3.9x
High				10.9x	11.5x	10.3x
Median				8.9x	6.2x	7.1x
Mean				7.9x	7.4x	7.1x
Sport Supply Group, Inc	$13.53	$178.0	$181.8	7.0x	7.1x	6.5x

[1] No company used in this analysis for comparative purposes is identical to the Company.
[2] Enterprise Value equals equity market value + debt outstanding + preferred stock – cash and cash equivalents.
[3] Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for certain non-recurring items, including stock-based compensation expense.
[4] Based on closing prices as of March 12, 2010.
[5] Based on reported fully-diluted shares.
[6] LTM refers to the most recently completed twelve month period for which financial information has been made public.
[7] NFY refers to the next fiscal year for which financial information has not been made public.
[8] NFY +1 refers to the fiscal year following NFY.
NA refers to not available.
Sources: Historical figures taken from public filings. Projected figures based on Bloomberg Consensus estimates as available.

Selected Companies Analysis (cont.)[1]

Catalog / Specialty Distribution Companies

(dollars in millions, except per share values)

	Share Price[4]	Equity Market Value[4,5]	Enterprise Value[4,5]	Enterprise Value[2] to Adjusted EBITDA[3] LTM[6]	NFY[7]	NFY+1[8]
School Specialty Inc.	$21.49	$406.6	$712.1	6.6x	6.5x	6.3x
Insight Enterprises Inc.	$14.33	$665.0	$841.4	7.4x	6.0x	5.2x
Systemax Inc.	$20.00	$740.5	$658.4	8.7x	NA	NA
PC Mall Inc.	$5.31	$67.3	$118.0	8.0x	7.4x	5.6x
Virco Manufacturing Corp.	$3.88	$55.2	$53.1	5.7x	NA	NA
Low				5.7x	6.0x	5.2x
High				8.7x	7.4x	6.3x
Median				7.4x	6.5x	5.6x
Mean				7.3x	6.6x	5.7x
Sport Supply Group, Inc.	$13.53	$178.0	$181.8	7.0x	7.1x	6.5x

[1] No company used in this analysis for comparative purposes is identical to the Company.
[2] Enterprise Value equals equity market value + debt outstanding + preferred stock – cash and cash equivalents.
[3] Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for certain non-recurring items, including stock-based compensation expense.
[4] Based on closing prices as of March 12, 2010.
[5] Based on reported fully-diluted shares.
[6] LTM refers to the most recently completed twelve month period for which financial information has been made public.
[7] NFY refers to the next fiscal year for which financial information has not been made public.
[8] NFY +1 refers to the fiscal year following NFY.
NA refers to not available.
Sources: Historical figures taken from public filings. Projected figures based on Bloomberg Consensus estimates as available.

Selected Transactions Analysis[1]

(dollars in millions)

Announced	Effective	Target	Acquiror	Transaction Value[2]	Transaction Value/ Revenue[3]	Transaction Value/ EBITDA[3]	EBITDA Margin %[3]
03/10/2010	Pending	Acushnet Company, Cobra Golf	Puma AG	NA	NA	NA	NA
12/09/2009	12/09/2009	Oval Concepts S.A.	Advanced Sports, Inc.	NA	NA	NA	NA
01/15/2009	01/15/2009	ZuitSports, Inc.	K2 Inc.	NA	NA	NA	NA
10/13/2008	11/18/2008	Ashworth Inc.	Taylor Made Golf Company, Inc.	$74.0	0.38x	NA	NA
09/29/2008	11/05/2008	Skate Direct, LLC, CCS Business	Foot Locker, Inc.	$103.2	NA	NA	NA
Lehman Brothers Bankruptcy – September 15, 2008							
08/25/2008	11/12/2008	Skis Rossignol SA	Chartreuse & Mont Blanc	$147.8	0.30x	5.0x	6.0%
06/30/2008	06/30/2008	Technogym S.p.A.	Candover Investments plc	$1,573.7	2.60x	NA	NA
02/21/2008	04/17/2008	Bauer Hockey, Inc.	Kohlberg & Company, L.L.C.	$200.0	1.20x	NA	NA
11/26/2007	11/30/2007	Chick's Sporting Goods, Inc.	Dick's Sporting Goods, Inc.	$74.2	0.60x	NA	NA
11/15/2007	12/17/2007	Exeter Brands Group LLC, Starter Brand	Iconix Brand Group Inc.	$60.0	1.50x	NA	NA
10/30/2007	12/11/2007	Cleveland Golf Company, Inc.	SRI Sports Ltd.	$132.5	0.88x	NA	NA
10/23/2007	03/03/2008	Umbro Plc	Nike Inc.	$629.2	3.18x	14.1x	22.6%
06/28/2007	09/20/2007	Everlast Worldwide Inc.	Sports Direct International Plc	$165.3	3.05x	16.3x	18.8%
05/08/2007	06/22/2007	Elmec Sport SA	Homeric Department Stores Holdings S.A.	$316.6	1.31x	17.2x	7.6%
04/24/2007	08/09/2007	K2 Inc.	Jarden Corp.	$1,158.1	0.82x	9.4x	8.7%
04/10/2007	07/11/2007	Puma AG Rudolf Dassler Sport	Sapardis SA	$4,494.0	1.37x	8.1x	16.9%
11/13/2006	02/13/2007	Golf Galaxy, Inc.	Dick's Sporting Goods, Inc.	$213.5	0.90x	11.2x	8.0%
04/17/2006	08/02/2006	Russell Corp.	Fruit of The Loom, Inc.	$1,052.6	0.74x	6.9x	10.7%
02/07/2006	03/16/2006	Easton Sports, Inc.	Riddell Bell Holdings, Inc. (Fenway Partners, Inc.)	$400.0	1.68x	11.5x	14.7%
10/04/2005	11/01/2005	Fibre-Metal Products Company	Norcross Safety Products L.L.C.	$68.0	2.01x	9.8x	20.5%
08/02/2005	01/31/2006	Reebok International Ltd.	Adidas-Salomon AG	$3,851.0	1.00x	11.0x	9.1%
07/01/2005	07/01/2005	Sport Supply Group, Inc.	Collegiate Pacific, Inc.	$62.2	0.70x	NA	NA
09/30/2004	09/30/2004	Bell Sports Corporation	Fenway Partners, Inc.	$240.0	1.21x	10.6x	11.4%
07/07/2003	07/07/2003	Riddell Sports Group, Inc. (Lincolnshire Management Inc.)	Fenway Partners, Inc.	$149.4	1.47x	9.4x	15.6%
			Low	$60.0	0.30x	5.0x	6.0%
			High	4,494.0	3.18	17.2	22.6%
			Median	200.0	1.26	10.5	12.7%
			Mean	722.2	1.41	10.9	13.4%

[1] No transaction used in this analysis for comparative purposes is identical to the Transaction.
[2] Transaction Value refers to the implied enterprise value of the target company, based on the announced transaction equity price and other public information available at the time of the announcement.
[3] Based on reported metric for the most recent LTM period prior to the announcement of the transaction.
NA refers to not available.
Source: Capital IQ.

Financial Analysis

Historical Transaction Multiples

- Screening Criteria:
  - Date – 2002 to 3/12/2010
  - Enterprise Value – $150mm to $250mm
  - EV / EBITDA Multiple – 0.0x to 30.0x
  - Excludes information technology and media transactions

Transaction Value[1]/EBITDA Multiples

All Transactions



12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
9.2x
6.3x
2002 to Lehman Bankruptcy
Post Lehman Bankruptcy

8%-12% EBITDA Margins



12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
10.7x
7.4x
2002 to Lehman Bankruptcy
Post Lehman Bankruptcy

1. Transaction Value refers to the implied enterprise value of target company, based on the announced transaction equity price and other public information available at the time of the announcement.

Note: Lehman filed for bankruptcy on September 15, 2008.

Discounted Cash Flow Analysis[1]

Projections

(dollars in millions, except per share values)

	Projected FYE June 30, 2010E (2)	2011E	2012E	2013E	2014E	Terminal
Revenue	$67.0	$293.5	$321.9	$338.0	$354.9	$363.8
Revenue Growth %	*7.1%*	*9.3%*	*9.7%*	*5.0%*	*5.0%*	*2.5%*
Cost of Goods Sold	42.9	187.1	204.4	214.8	225.5	231.1
Selling, General & Administrative	18.5	79.9	83.6	87.9	92.3	94.4
Total Adjustments	0.7	0.4	(0.4)	0.0	0.0	0.0
Depreciation and Amortization	0.7	2.6	2.9	2.9	2.9	2.7
Adjusted EBITDA	**$7.0**	**$29.4**	**$36.4**	**$38.3**	**$40.0**	**$41.0**
EBITDA Margin %	*10.4%*	*10.0%*	*11.3%*	*11.3%*	*11.3%*	*11.3%*
Depreciation and Amortization	(0.7)	(2.6)	(2.9)	(2.9)	(2.9)	(2.7)
Adjusted EBIT	**$6.3**	**$26.8**	**$33.5**	**$35.4**	**$37.1**	**$38.2**
Taxes[3]	(2.4)	(10.3)	(12.9)	(13.6)	(14.3)	(14.7)
Unlevered Earnings	**$3.9**	**$16.5**	**$20.6**	**$21.8**	**$22.9**	**$23.6**
Depreciation and Amortization	0.7	2.6	2.9	2.9	2.9	2.7
Capital Expenditures	(0.3)	(4.0)	(0.9)	(2.5)	(2.7)	(2.7)
Change in Working Capital	0.0	(2.8)	(1.3)	(3.5)	(3.2)	(3.2)
Unlevered Free Cash Flows	**$4.3**	**$12.3**	**$21.4**	**$18.6**	**$19.9**	**$20.3**

Discount Rate	Implied 2014 EBITDA Terminal Multiple[4] 2.25%	2.50%	2.75%
12.0%	5.2x	5.4x	5.5x
12.5%	5.0x	5.1x	5.2x
13.0%	4.7x	4.8x	5.0x
13.5%	4.5x	4.6x	4.7x
14.0%	4.3x	4.4x	4.5x

Discount Rate	PV of Terminal Value as a % of Enterprise Value 2.25%	2.50%	2.75%
12.0%	70.0%	70.6%	71.2%
12.5%	68.8%	69.4%	70.0%
13.0%	67.6%	68.2%	68.7%
13.5%	66.4%	67.0%	67.6%
14.0%	65.3%	65.8%	66.4%

Discount Rate	Present Value of Cash Flows 2010 - 2014	+	PV of Terminal Value Based on Perpetual Growth Rate for 2014 Unlevered Free Cash Flow			=	Implied Enterprise Value		
			2.25%	2.50%	2.75%		2.25%	2.50%	2.75%
12.0%	$59.7		$139.5	$143.5	$147.7		$199.2	$203.2	$207.5
12.5%	$59.2		$130.5	$134.1	$137.8		$189.6	$193.2	$197.0
13.0%	$58.6	+	$122.4	$125.6	$129.0	=	$181.0	$184.2	$187.6
13.5%	$58.1		$115.0	$117.9	$120.9		$173.1	$176.0	$179.0
14.0%	$57.5		$108.3	$110.9	$113.7		$165.9	$168.5	$171.2

Discount Rate	-	Net Debt[5] and Other			=	Implied Total Equity Value			=	Implied Equity Value Per Share[6]		
		2.25%	2.50%	2.75%		2.25%	2.50%	2.75%		2.25%	2.50%	2.75%
12.0%		($15.1)	($15.1)	($15.1)		$214.3	$218.3	$222.6		$14.62	$14.90	$15.19
12.5%		($13.4)	($13.4)	($15.1)		$203.0	$206.6	$212.1		$13.97	$14.22	$14.47
13.0%	-	($13.4)	($13.4)	($13.4)	=	$194.4	$197.6	$200.9	=	$13.37	$13.59	$13.83
13.5%		($12.8)	($12.8)	($13.0)		$185.9	$188.8	$192.1		$12.83	$13.03	$13.24
14.0%		($12.8)	($12.8)	($12.8)		$178.6	$181.3	$184.0		$12.33	$12.51	$12.70

Footnotes:
(1) Assumes Transaction is consummated on 3/31/10; Mid-year convention applied.
(2) Represents a Pro Rata Mechanism-month stub period.
(3) Tax rate at 38.4%, as per Management.
(4) Implied from corresponding discount rate and perpetual growth rate applied to 2014E unlevered free cash flow.
(5) Net debt amount per Management as of 12/31/09. Cash includes $1.1 million proceeds, including tax benefit from contemplated sale of Team Print. Includes cash from option exercise and additional liabilities for remaining payments (net of tax) for Simlac and CMR Contract.
(6) Includes common shares of 12,454,015, restricted shares of 47,465 and options calculated using the treasury stock method at various prices.
Source: The Projections for the fiscal years ended June 30, 2010, June 30, 2011 and June 30, 2012 were prepared and provided to us by management of the Company and the financial projections with respect to the future financial performance of the Company for the fiscal years ended June 30, 2013 and June 30, 2014 were based on discussions with management of the Company.

Discounted Cash Flow Analysis (cont.)[1]

Alternative Growth Projections (A)

(dollars in millions, except per share values)

	Projected FYE June 30, 2010E (2)	2011E	2012E	2013E	2014E	Terminal
Revenue	$67.0	$276.1	$284.3	$292.9	$301.7	$309.2
Revenue Growth %	*7.1%*	*3.0%*	*3.0%*	*3.0%*	*3.0%*	*2.5%*
Cost of Goods Sold	42.9	176.7	182.0	187.5	193.1	197.9
Selling, General & Administrative	18.5	72.8	74.6	76.4	78.2	79.8
Total Adjustments	0.7	0.0	0.0	0.0	0.0	0.0
Depreciation and Amortization	0.7	2.6	2.9	2.9	2.9	1.0
Adjusted EBITDA	**$7.0**	**$29.1**	**$30.7**	**$31.9**	**$33.3**	**$32.5**
EBITDA Margin %	*10.4%*	*10.6%*	*10.8%*	*10.9%*	*11.0%*	*10.5%*
Depreciation and Amortization	(0.7)	(2.6)	(2.9)	(2.9)	(2.9)	(1.0)
Adjusted EBIT	**$6.3**	**$26.5**	**$27.8**	**$29.0**	**$30.4**	**$31.5**
Taxes[3]	(2.4)	(10.2)	(10.7)	(11.2)	(11.7)	(12.1)
Unlevered Earnings	**$3.9**	**$16.3**	**$17.1**	**$17.9**	**$18.7**	**$19.4**
Depreciation and Amortization	0.7	2.6	2.9	2.9	2.9	1.0
Maintenance Capital Expenditures	(0.3)	(1.0)	(1.0)	(1.0)	(1.0)	(1.0)
IT / Warehouse Capital Expenditures	0.0	(4.0)	0.0	0.0	0.0	0.0
Change in Working Capital	0.0	(1.1)	(1.2)	(1.2)	(1.2)	(1.2)
Unlevered Free Cash Flows	**$4.3**	**$12.8**	**$17.8**	**$18.6**	**$19.4**	**$18.2**

Discount Rate	Implied 2014 EBITDA Terminal Multiple[4] 2.25%	2.50%	2.75%
12.0%	5.9x	6.0x	6.2x
12.5%	5.6x	5.7x	5.9x
13.0%	5.3x	5.5x	5.6x
13.5%	5.1x	5.2x	5.3x
14.0%	4.9x	5.0x	5.1x

Discount Rate	PV of Terminal Value as a % of Enterprise Value 2.25%	2.50%	2.75%
12.0%	68.7%	69.3%	69.9%
12.5%	67.4%	68.0%	68.6%
13.0%	66.2%	66.8%	67.4%
13.5%	65.0%	65.6%	66.1%
14.0%	63.8%	64.4%	64.9%

Discount Rate	Present Value of Cash Flows 2010 - 2014	+	PV of Terminal Value Based on Perpetual Growth Rate for 2014 Unlevered Free Cash Flow 2.25%	2.50%	2.75%	=	Implied Enterprise Value 2.25%	2.50%	2.75%
12.0%	$56.9		$124.7	$128.3	$132.1		$181.6	$185.2	$189.0
12.5%	$56.4		$116.6	$119.8	$123.2		$173.0	$176.2	$179.6
13.0%	$55.9	+	$109.4	$112.3	$115.3	=	$165.3	$168.1	$171.1
13.5%	$55.4		$102.8	$105.4	$108.1		$158.2	$160.8	$163.5
14.0%	$54.9		$96.8	$99.2	$101.6		$151.7	$154.0	$156.5

-	Net Debt[5] and Other 2.25%	2.50%	2.75%	=	Implied Total Equity Value 2.25%	2.50%	2.75%	=	Implied Equity Value Per Share[6] 2.25%	2.50%	2.75%
	($13.4)	($13.4)	($13.4)		$195.0	$198.6	$202.4		$13.42	$13.66	$13.92
	($12.8)	($12.8)	($13.0)		$185.8	$189.0	$192.7		$12.83	$13.05	$13.28
-	($12.8)	($12.8)	($12.8)	=	$178.0	$180.9	$183.9	=	$12.29	$12.49	$12.69
	($12.8)	($12.8)	($12.8)		$171.0	$173.5	$176.3		$11.80	$11.98	$12.16
	($12.8)	($12.8)	($12.8)		$164.5	$166.8	$169.3		$11.35	$11.51	$11.68

Footnotes:

(1) Assumes Transaction is consummated on 3/31/10; Mid-year convention applied.

(2) Represents a Pro Rata Mechanism-month stub period.

(3) Tax rate at 38.4%, as per Management.

(4) Implied from corresponding discount rate and perpetual growth rate applied to 2014E unlevered free cash flow.

(5) Net debt amount per Management as of 12/31/09. Cash includes $1.1 million proceeds, including tax benefit from contemplated sale of Team Print. Includes cash from option exercise and additional liabilities for remaining payments (net of tax) for Senlac and CMR Contract.

(6) Includes common shares of 12,454,015, restricted shares of 47,465 and options calculated using the treasury stock method at various prices.

Source: Alternative Growth Projections (A) and Alternative Growth Projections (B) were prepared at the request of the Committee and reflect certain adjustments to the assumptions underlying the Projections, which adjustments were provided by the Committee.

Discounted Cash Flow Analysis (cont.)[1]

Alternative Growth Projections (B)

(dollars in millions, except per share values)

	Projected FYE June 30, 2010E (2)	2011E	2012E	2013E	2014E	Terminal
Revenue	$67.0	$268.0	$284.1	$301.2	$310.2	$317.9
Revenue Growth %	*7.1%*	*0.0%*	*6.0%*	*6.0%*	*3.0%*	*2.5%*
Cost of Goods Sold	42.9	171.6	181.9	192.8	198.6	203.5
Selling, General & Administrative	18.5	71.1	74.5	78.1	80.0	81.6
Total Adjustments	0.7	0.0	0.0	0.0	0.0	0.0
Depreciation and Amortization	0.7	2.6	2.9	2.9	2.9	1.0
Adjusted EBITDA	**$7.0**	**$27.9**	**$30.6**	**$33.2**	**$34.5**	**$33.8**
EBITDA Margin %	*10.4%*	*10.4%*	*10.8%*	*11.0%*	*11.1%*	*10.6%*
Depreciation and Amortization	(0.7)	(2.6)	(2.9)	(2.9)	(2.9)	(1.0)
Adjusted EBIT	**$6.3**	**$25.3**	**$27.7**	**$30.3**	**$31.6**	**$32.8**
Taxes[3]	(2.4)	(9.7)	(10.6)	(11.6)	(12.2)	(12.6)
Unlevered Earnings	**$3.9**	**$15.6**	**$17.1**	**$18.6**	**$19.5**	**$20.2**
Depreciation and Amortization	0.7	2.6	2.9	2.9	2.9	1.0
Maintenance Capital Expenditures	(0.3)	(1.0)	(1.0)	(1.0)	(1.0)	(1.0)
IT / Warehouse Capital Expenditures	0.0	(4.0)	0.0	0.0	0.0	0.0
Change in Working Capital	0.0	0.0	(2.3)	(2.4)	(1.3)	(1.3)
Unlevered Free Cash Flows	**$4.3**	**$13.2**	**$16.7**	**$18.2**	**$20.1**	**$19.0**

Discount Rate	Implied 2014 EBITDA Terminal Multiple[4] 2.25%	2.50%	2.75%
12.0%	5.9x	6.0x	6.2x
12.5%	5.6x	5.7x	5.9x
13.0%	5.3x	5.5x	5.6x
13.5%	5.1x	5.2x	5.4x
14.0%	4.9x	5.0x	5.1x

Discount Rate	PV of Terminal Value as a % of Enterprise Value 2.25%	2.50%	2.75%
12.0%	69.7%	70.3%	70.9%
12.5%	68.5%	69.1%	69.6%
13.0%	67.3%	67.8%	68.4%
13.5%	66.1%	66.7%	67.2%
14.0%	65.0%	65.5%	66.0%

Discount Rate	Present Value of Cash Flows 2010 - 2014		PV of Terminal Value Based on Perpetual Growth Rate for 2014 Unlevered Free Cash Flow 2.25%	2.50%	2.75%		Implied Enterprise Value 2.25%	2.50%	2.75%
12.0%	$56.5		$130.0	$133.8	$137.7		$186.6	$190.3	$194.3
12.5%	$56.0		$121.6	$125.0	$128.5		$177.6	$181.0	$184.5
13.0%	$55.5	+	$114.1	$117.1	$120.2	=	$169.5	$172.5	$175.7
13.5%	$55.0		$107.2	$109.9	$112.7		$162.2	$164.9	$167.7
14.0%	$54.5		$101.0	$103.4	$106.0		$155.4	$157.9	$160.4

Discount Rate		Net Debt[5] and Other 2.25%	2.50%	2.75%		Implied Total Equity Value 2.25%	2.50%	2.75%		Implied Equity Value Per Share[6] 2.25%	2.50%	2.75%
12.0%		($13.4)	($13.4)	($13.4)		$199.9	$203.7	$207.6		$13.76	$14.01	$14.29
12.5%		($12.8)	($13.4)	($13.4)		$190.4	$194.4	$197.9		$13.14	$13.37	$13.62
13.0%	-	($12.8)	($12.8)	($12.8)	=	$182.3	$185.3	$188.5	=	$12.58	$12.79	$13.01
13.5%		($12.8)	($12.8)	($12.8)		$175.0	$177.7	$180.5		$12.08	$12.26	$12.46
14.0%		($12.8)	($12.8)	($12.8)		$168.2	$170.7	$173.2		$11.61	$11.78	$11.96

Footnotes:

(1) Assumes Transaction is consummated on 3/31/10; Mid-year convention applied.
(2) Represents a Pro Rata Mechanism-month stub period.
(3) Tax rate at 38.4%, as per Management.
(4) Implied from corresponding discount rate and perpetual growth rate applied to 2014E unlevered free cash flow.
(5) Net debt amount per Management as of 12/31/09. Cash includes $1.1 million proceeds, including tax benefit from contemplated sale of Team Print. Includes cash from option exercise and additional liabilities for remaining payments (net of tax) for Sinlac and CMR Contract.
(6) Includes common shares of 12,454,015, restricted shares of 47,465 and options calculated using the treasury stock method at various prices.

Source: Alternative Growth Projections (A) and Alternative Growth Projections (B) were prepared at the request of the Committee and reflect certain adjustments to the assumptions underlying the Projections, which adjustments were provided by the Committee.

Appendix

Appendix

Weighted Average Cost of Capital Calculation

(dollars in millions)

	Debt[1]	Preferred Stock[2]	Equity Market Value[3]	Total Capitalization[4]	Debt to Equity Market Value	Debt to Total Capitalization	Preferred Stock to Total Capitalization	Equity Market Value to Total Capitalization
School Specialty Inc.	$328.9	$0.0	$406.6	$735.6	80.9%	44.7%	0.0%	55.3%
Virco Manufacturing Corp.	0.1	0.0	55.2	55.2	0.1%	0.1%	0.0%	99.9%
Big 5 Sporting Goods Corp.	59.1	0.0	342.3	401.5	17.3%	14.7%	0.0%	85.3%
Dick's Sporting Goods Inc.	73.1	0.0	3,121.0	3,194.0	2.3%	2.3%	0.0%	97.7%
Golfsmith International Holdings Inc.	36.0	0.0	47.7	83.7	75.5%	43.0%	0.0%	57.0%
Hibbett Sports, Inc.	0.3	0.0	728.8	729.1	0.0%	0.0%	0.0%	100.0%
Cabela's Inc.	396.2	0.0	1,152.9	1,549.0	34.4%	25.6%	0.0%	74.4%
Insight Enterprises Inc.	244.5	0.0	665.0	909.5	36.8%	26.9%	0.0%	73.1%
PC Mall Inc.	59.9	0.0	67.3	127.2	89.0%	47.1%	0.0%	52.9%
Systemax Inc.	20.0	0.0	740.5	760.5	2.7%	2.6%	0.0%	97.4%
Median	$59.5	$0.0	$535.8	$732.3	25.8%	20.2%	0.0%	79.8%
Mean	$121.8	$0.0	$732.7	$854.5	33.9%	20.7%	0.0%	79.3%

	Levered Beta[5]	Unlevered Beta[6]	Equity Risk Premium[7]	Size Premium[8]	Cost of Equity[9]	Cost of Debt[10]	Cost of Preferred Stock[11]	WACC[12]
School Specialty Inc.	0.94	0.63	5.50%	2.71%	12.4%	4.0%	0.0%	7.9%
Virco Manufacturing Corp.	0.44	0.44	5.50%	5.81%	12.7%	3.8%	0.0%	12.7%
Big 5 Sporting Goods Corp.	1.58	1.42	5.50%	2.71%	15.9%	3.3%	0.0%	13.8%
Dick's Sporting Goods Inc.	1.35	1.33	5.50%	0.97%	12.9%	3.0%	0.0%	12.6%
Golfsmith International Holdings Inc.	0.63	0.43	5.50%	5.81%	13.7%	2.3%	0.0%	8.4%
Hibbett Sports, Inc.	1.27	1.27	5.50%	2.35%	13.8%	0.0%	0.0%	13.8%
Cabela's Inc.	1.18	0.97	5.50%	1.62%	12.6%	5.9%	0.0%	10.3%
Insight Enterprises Inc.	1.50	1.22	5.50%	2.35%	15.1%	2.5%	0.0%	11.5%
PC Mall Inc.	1.93	1.25	5.50%	5.81%	20.9%	2.1%	0.0%	11.7%
Systemax Inc.	1.15	1.13	5.50%	2.35%	13.2%	NA	0.0%	NA
Median	1.22	1.18			13.5%	3.0%	0.0%	11.7%
Mean	1.20	1.01			14.3%	3.0%	0.0%	11.4%

Footnotes:

(1) Debt amount based on most recent public filing.
(2) Preferred stock amount as stated in most recent public filing.
(3) Equity market value based on closing price on 3/12/10 and on reported fully-diluted shares.
(4) Total capitalization equal to equity market value + debt outstanding + preferred stock.
(5) Based on actual beta as per Bloomberg as of 3/12/10.
(6) Unlevered Beta = Levered Beta / (1 + ((1 – Tax Rate) * (Debt / Equity Market Value)) + (Preferred Stock / Equity Market Value)).
(7) Houlihan Lokey estimate, based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
(8) Morningstar, *2009 Ibbotson Stocks, Bonds, Bills, and Inflation Valuation Yearbook*, pages 90-96.
(9) Cost of Equity = Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk Free Rate of Return as of 3/5/10, based on 20-year U.S. Treasury Bond Yield.
(10) Based on selected company weighted average interest rate per most recent public filings.
(11) Based on selected company weighted average preferred dividend per most recent public filings.
(12) Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred * Preferred Stock to Total Capitalization).
NA refers to not available

Source: Public filings, Bloomberg and Capital IQ.

Appendix

Weighted Average Cost of Capital Calculation (cont.)

Market Assumptions	
Risk Free Rate of Return[1]	4.5%
Equity Risk Premium[2]	5.50%
Size Premium[3]	5.81%
Tax Rate[4]	38.40%

Capital Structure Assumptions	
Debt to Equity Market Value[5]	25.2%
Debt to Total Capitalization[5]	20.2%
Preferred Stock to Total Capitalization[5]	0.0%
Equity Market Value to Total Capitalization[5]	79.8%
Cost of Debt[5]	3.0%
Cost of Preferred Stock[5]	0.0%

Cost of Equity for Computed WACC	
Selected Unlevered Beta[6]	0.83
Computed Levered Beta[7]	0.96
Cost of Equity[8]	15.6%

Computed Weighted Average Cost of Capital[9]		12.8%	
Selected Weighted Average Cost of Capital Range	12.0%	--	14.0%

Footnotes:

(1) Risk Free Rate of Return as of 3/5/10, based on 20-year U.S. Treasury Bond Yield.

(2) Houlihan Lokey estimate, based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.

(3) Morningstar, *2009 Ibbotson Stocks, Bonds, Bills, and Inflation Valuation Yearbook*, pages 90-96.

(4) As per Management.

(5) Based on review of corresponding metrics of selected companies listed on previous page.

(6) Based on review of selected companies' unlevered betas listed on previous page.

(7) Computed Levered Beta = Selected Unlevered Beta * (1 + ((Debt / Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock / Equity Market Value)). Based on Market and Capital Structure Assumptions.

(8) Cost of Equity = Risk Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.

(9) Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred Stock * Preferred Stock to Total Capitalization). Based on "Cost of Equity for Computed WACC" and Market and Capital Structure Assumptions.

Source: Public filings, Bloomberg and Capital IQ.